Schedule 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:
                      [ ] Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      [x] Definitive Information Statement

                                  SIMCLAR, INC.
                (Name of Registrant As Specified In Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                              [X] No fee required.
             [ ] Fee computed on table below per Exchange Act Rules
                               14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value
2) Aggregate number of securities to which transaction applies: 6,435,345
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable
4) Proposed maximum aggregate value of transaction: Not applicable
5) Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: Not applicable
2) Form, Schedule or Registration Statement No.: Not applicable
3) Filing Party: Not applicable
4) Date Filed: Not applicable

                                  SIMCLAR, INC.
                              2230 WEST 77TH STREET
                             HIALEAH, FLORIDA 33016

                                                                  April 29, 2004

To:        Our Shareholders

From:      Samuel J. Russell

Subject:   Invitation to the Simclar, Inc. 2004 Annual Meeting of Shareholders

         Management is extending its invitation to you to attend our annual meeting on June 4, 2004. The annual meeting is being held at our executive offices located at 2230 West 77th Street, Hialeah, Florida at 11:00 a.m. In addition to the formal items of business to be addressed at the annual meeting, we will review the major developments of 2003 and answer questions you may have concerning our Company.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Simclar Group Limited's 73.4% ownership of Simclar, Inc. The Information Statement provides details as to quorum and voting requirements. The Information Statement also describes the business we will conduct at the meeting, specifically the election of six directors, and provides information about Simclar, Inc.

         We look forward to seeing you at the annual meeting.



                                           Samuel J. Russell
                                           Chairman of the Board and
                                           Chief Executive Officer

                                  SIMCLAR, INC.
                              2230 West 77th Street
                             Hialeah, Florida 33016
                                 (305) 556-9210

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 4, 2004

Dear Shareholder:

         The Annual Meeting of Shareholders of Simclar, Inc. will be held at our executive offices, located at 2230 West 77th Street, Hialeah, Florida on Friday, June 4, 2004, at 11:00 a.m., local time, for the following purposes:

         1. The election of six directors; and

         2. The transaction of any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 16, 2004, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Simclar, Inc. for 2003 is enclosed.

                                 By order of the Board of Directors

                                 David L. Watts
                                 Corporate Secretary

April 29, 2004

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q: Why did you send me an Information Statement?

A: Management of Simclar, Inc. is asking you to attend and vote at the 2004 annual meeting. This Information Statement summarizes the information you need to know to vote judiciously.

Q: Why did you not send me a proxy?

A: This is because a quorum already exists based upon the approximately 73.4% ownership of our voting securities by Simclar Group Limited ("Simclar Group"), our parent company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q: What does a quorum mean?

A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Simclar Group. At April 16, 2004, the record date, there were 6,465,345 shares of our common stock outstanding. A shareholder list will be available at our executive offices in Hialeah, Florida at the meeting and for 10 days prior to the meeting for your review.

Q: Who is entitled to vote?

A: Shareholders who owned our common stock at the close of business on April 16, 2004, the record date.

Q: How many votes do I have?

A: Each share of common stock is entitled to one vote. We are sending this Information Statement, the attached Notice of Annual Meeting, and our 2003 Annual Report, which includes our financial statements, on or about April 29, 2004, to all shareholders entitled to vote.

Q: What am I voting on?

A: Election of six directors, Messrs. Samuel J. Russell, Barry Pardon, John Ian Durie, Thomas Foggo, Kenneth Greenhalgh and Mrs. Christina M. J. Russell, each for a one year term.

Q: How do I vote?

A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of our common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 16, 2004, the record date.

Q: Is my vote confidential?

A: Yes. Only the inspectors of election and other of our employees assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q: Who counts the votes?

A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the Board.

Q: What does it mean if I receive more than one Information Statement?

A: Your shares of our common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 (Attention: Proxy Department) or by telephone at (212) 635-3654 and tell them to put all your accounts registered in the same name at the same address; and if there is more than one Simclar shareholder at that address, that you have no objection and would prefer only one Notice of Annual Meeting and registration statement be sent to that address for all persons holding Simclar common stock at that address.

Q: How much common stock do officers and directors own?

A: Approximately 4,832,753 shares or approximately 74.7% of our common stock as of the record date. This includes Simclar Group's 73.4% (4,745,120 shares) of our common stock ownership, since Mr. Samuel Russell, our Chairman and Chief Executive Officer, and Mrs. Christina M. J. Russell, a director, own 100% of the shares of Simclar Group.

Q: Who sends out the Information Statements and Annual Reports and who pays the costs?

A: We are sending out the Information Statement and Annual Report to shareholders.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. Simclar pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q: Who is eligible to submit a proposal for action at an Annual Meeting?

A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit the proposal. You must continue to hold your Simclar shares through the date of the meeting. Please remember that Simclar Group's 73.4% ownership will determine the outcome of any proposal.

Q: When are shareholder proposals due for the 2005 Annual Meeting?

A: Shareholder proposals must be submitted in writing by December 30, 2004, to David L. Watts, Corporate Secretary, Simclar, Inc., 1784 Stanley Avenue, Dayton, Ohio 45404. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

                                    PROPOSAL

ELECTION OF DIRECTORS

         Nominees for election to a one-year term are:




NAME                       AGE      POSITION WITH THE COMPANY     POSITION HELD SINCE
----                       ---      -------------------------     -------------------

Samuel J. Russell          59       Chairman of the Board and             2001
                                    Chief Executive Officer

Barry Pardon               52       President                             1991
                                    and Director                          1990

John Ian Durie             47       Director                              2001

Christina M. J. Russell    59       Director                              2001

Thomas Foggo*              61       Director                              2001

Kenneth Greenhalgh*        59       Director                              2001



 *       Member of the Audit Committee.

         There is no nominating committee. Nominations for directors are considered by the entire Board. Our directors take a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the industry.

         Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

         Our Board will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by our Board:

         o such recommendations must be provided to the Board c/o David L. Watts, Corporate Secretary, Simclar, Inc., 1784 Stanley Avenue, Dayton, Ohio 45404, in writing at least 120 days prior to the date of the next scheduled annual meeting;
         o the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and
         o the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against a director's election.

         Simclar Group owns 4,745,120 shares or approximately 73.4% of the voting stock of our Company, and intends to vote all of its shares in favor of the election of the nominees of management for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the Board. Each nominee has served as a director of our Company during the past year. If any nominee is unable to serve for any reason, Simclar Group's controlling block of our common stock will be voted for any substitute nominee as designated by the Board.

         On April 1, 2004, James A. Clark resigned from the Board of Directors, effective immediately, for personal reasons. Given the recency of his resignation, the Board has not yet identified a nominee to fill the vacancy created by Mr. Clark's resignation. If a suitable replacement is identified, under the company's by-laws a majority of the current members of the Board of Directors may appoint such person as a director to fill the vacancy, who will serve as a director until the next annual meeting of shareholders.

         For more information about the directors and executive officers see "Information about Directors and Executive Officers."

OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

         Management is not currently aware of any other matter to be presented for action at the annual meeting other than the election of directors, Proposal No. 1 in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

OUR BOARD OF DIRECTORS

         Our Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, our Board does not involve itself in our day-to-day operations. The Board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in Board and committee meetings.

         The Board met two (2) times during 2003. All directors participated at the meetings, either present in person or by telephone conference call.

         The Board has adopted the definition of "independence" as described under the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and Nasdaq Rules 4200 and 4350. Our Board of Directors has determined that Mr. Foggo meets the independence requirements.

         We are a "Controlled Company" as that term is defined by the Nasdaq listing standards. A Controlled Company is a company of which more than 50% of the voting power is held by an individual, group or other company. Currently, Simclar Group holds approximately 73.4% or our voting power. Under Nasdaq listing standards, a Controlled Company does not need to maintain a nominating committee or a majority of independent directors on its board. However, independent directors of a Controlled Company are required to hold meetings at which only independent directors are present.

DIRECTORS STANDING FOR ELECTION

         Samuel J. Russell has served as managing director and principal shareholder of Simclar International Limited since April 1976 and of Simclar Group Limited since June 2001. Since May 28, 1992, Mr. Russell has served as a director of Pioneer Security Systems Limited, a Scottish company located in Dunfermline, Scotland, which provides home security services for residential properties owned by City Councils in Scotland and England. Since June 15, 1998, he has served as a director of Russmarr Limited, a Scottish company located in Dunfermline, Scotland, which is engaged in the development of electronic alarms for use in residential properties. Since June 27, 2001, he has served as our Chairman of the Board and Chief Executive Officer. On August 8, 2002, a subsidiary of Simclar Group, Simclar International Investments Limited, acquired Fullarton Computer Industries Limited, Fullarton Computer Industries (Ireland) Limited and Fullarton Computer Industries, Inc. Mr. Russell has served as a director of each of these companies and their subsidiaries since that date. The Fullarton companies are engaged in the provision of sub-contract manufacturing services, mainly to multi-national OEM's.

         Barry Pardon joined our Company in November 1980 as national sales manager and initiated the independent manufacturer representatives' sales force. Mr. Pardon became Vice President of Marketing in 1981, was appointed Executive Vice President (Marketing) in 1988, and was appointed President in November 1991.

         John Ian Durie was a partner in Rutherford Manson Dowds, Chartered Accountants, from March 1, 1995 through June 30, 1999, when the firm merged with Deloitte & Touche, Edinburgh, Scotland. He served as a partner at Deloitte & Touche from that date until joining Simclar Group Limited as Finance Director on June 1, 2001. Mr. Durie has also served as a director of Simclar International Limited since that date. Mr. Durie has served as a director of Simclar International Investments Limited together with its subsidiaries since August 8, 2002.

         Christina Margaret Janet Russell has served as a director of Simclar International Limited since April 1976 and of Simclar Group Limited since June 2001. She served as a director of Pioneer Security Systems since May 28, 1992 and as a director of Russmarr Limited since June 15, 1998. Mrs. Russell has served as a director of Simclar International Investments Limited together with its subsidiaries, since August 8, 2002. She is the wife of Samuel J. Russell.

         Thomas C. Foggo has been a senior partner of Skene Edwards W. S., Solicitors and Notaries, Edinburgh, Scotland, since January 1, 1990.

         Kenneth Greenhalgh has been managing director of OPT Limited, a Scottish management consulting company. Mr. Greenhalgh has been a director of OPT Limited since May 1984. Over the past five years, he has served as a management consultant to us and other companies.


OTHER EXECUTIVE OFFICERS



         NAME                       AGE                POSITION                            HELD
         ----                       ---                --------                            ----

         David L. Watts             61         Chief Financial Officer and                 1999
                                               Secretary                                   2001

         Edward L. McGrath          58         Vice President and General Manager          2000


         David L. Watts joined Lytton Incorporated ("Lytton) in 1993 as Chief Financial Officer. He became Chief Financial Officer in 1999 and Secretary in 2001.

         Edward L. McGrath joined Lytton, a company we acquired in 1997, in 2000 as Vice-President and General Manager. He has over twenty-five years of experience in the EMS industry.

BOARD COMMITTEES

         We have an Audit Committee currently consisting of Messrs. Foggo and Greenhalgh. Prior to his resignation, Mr. Clark was also a member of the Audit Committee, and qualified as an "audit committee financial expert" under the rules of the SEC. However, as a result of his resignation, our audit committee currently has no members that meet this definition. The Audit Committee met four
(4) times in 2003, sometimes alone, with management, and with our independent auditors. The Audit Committee is responsible for selecting the firm of independent accountants to serve our Company, reviewing fees, services and results of the audit by such independent accountants, reviewing our accounting books and records and reviewing the scope, results and adequacy of our internal audit control procedures. The Audit Committee reviewed our annual and quarterly results, the Audit Committee Report (see below), and our disclosure filings, before filing.

         Nasdaq rules require that by the earlier of (1) our first annual shareholders meeting after January 15, 2004, or (2) October 31, 2004, our Audit Committee consist of at least three members, each of which is independent under Rule 4350 of the Nasdaq Stock Market Listing Standards, and at least one of which is an "audit committee financial expert" as defined under Item 401(h)(2) of SEC Regulation S-K and SEC Rule 10A-3. Currently, we do not meet these requirements. We are in the process of searching for new directors to serve on our Board and Audit Committee that possess qualifications satisfying these requirements. If we do not find qualified candidates for our Audit Committee prior to our annual meeting we will be in violation of Nasdaq rules and our common stock could be delisted from the Nasdaq SmallCap Market.

         We also have a stock option committee, consisting of Messrs. Russell, Pardon and Durie. This committee considers new option plans and the granting of incentive and non-qualified options, eligible participants, the extent of the options and their terms, and makes its recommendation to the Board.

COMPENSATION OF DIRECTORS

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, Board and committee meetings, which expenses have been minimal.

REPORT OF THE AUDIT COMMITTEE

         Under the guidance of its written Amended and Restated Audit Committee Charter which was adopted in March 2004, a copy of which is attached hereto as Appendix A, the Audit Committee is charged with overseeing our accounting, reporting practices, and the quality and integrity of financial reports.

         The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgement, that at this time no member of our Audit Committee is independent under Rule 4350(d) of the Nasdaq Stock Market Listing Standards. The Board of Directors also determined that each member of the Audit Committee is financially literate in his own capacity. The Board of Directors is currently seeking new Board members who meet the audit committee independence rules and qualifications.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility of monitoring and overseeing these processes.

         In fulfilling its responsibilities, the Audit Committee selected Battelle & Battelle LLP as our independent accountants for purposes of auditing our financial statements for 2003. Battelle & Battelle LLP has discussed with the Audit Committee and provided written disclosures and the required letter to the Audit Committee as to (1) Battelle & Battelle LLP's independence as required by the Independence Standards Board Standard No. 1, and (2) the matters required to be communicated under generally accepted auditing standards in accordance with Auditing Standard No. 61 (SAS 61).

         The Audit Committee reviewed with our Chief Financial Officer and other key members of our management and with our independent auditors the overall scope and specific plans for their audit, the results of their examinations, their evaluating of our internal controls, and the overall quality of our accounting and financial reporting.

         The Audit Committee reviewed and discussed with management and the independent accountants our audited financial statements.

         Following these actions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

         Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2003, were met and that our financial reporting and audit processes are functioning effectively.



                                          The Audit Committee

                                          Thomas Foggo
                                          Kenneth Greenhalgh

                         INDEPENDENT PUBLIC ACCOUNTANTS

         PricewaterhouseCoopers LLP resigned as our independent accountants effective July 16, 2003. We engaged new independent accountants, Battelle & Battelle LLP, for our annual audit for our 2003 fiscal year. This matter was previously reported by us on the Current Report on Form 8-K dated July 17, 2003, filed with the Securities and Exchange Commission on July 17, 2003. We expect that Battelle & Battelle LLP, independent public accountants, will continue as our auditors for the 2004 fiscal year. Battelle & Battelle LLP served as our independent auditors from July 16, 2003, through the end of the fiscal year. PricewaterhouseCoopers LLP served as our independent accounts for periods prior to July 16, 2003 covered by our financial statements. Representatives of Battelle & Battelle LLP are not expected to attend the Annual Meeting. If representatives from Battelle & Battelle LLP attend the Annual Meeting they will be given the opportunity to make a statement if they desire and they will be available to respond to appropriate questions.

                    FEES OF THE INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDED DECEMBER 31, 2003

         AUDIT FEES. The aggregate fees billed for professional services rendered by Battelle & Battelle LLP, for the audit of our annual consolidated financial statements for 2003 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for 2003 were $83,500 (including direct engagement expenses). The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual consolidated financial statements for 2002 and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal year were $72,440 (including direct engagement expenses).

         AUDIT-RELATED FEES. The aggregate fees billed by Battelle & Battelle LLP for audit-related services rendered for us for 2003 were $-0-. The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related services rendered for us and our subsidiaries for 2002 were $-0-. Audit-related fees generally include fees for benefit plan audits, due diligence services, etc.

         TAX FEES. The aggregate fees billed by Battelle & Battelle LLP for tax-related services rendered for us for 2003 were $17,000. The aggregate fees billed by PricewaterhouseCoopers LLP for tax-related services rendered for us and our subsidiaries for 2002 were $12,600. The tax-related services were all in the nature of tax compliance and tax planning.

         ALL OTHER FEES. The aggregate fees billed for services rendered to us by Battelle & Battelle LLP and PricewaterhouseCoopers LLP, other than the audit services, audit-related services, and tax services, were $-0- for 2003 and $-0-for 2002, respectively.

         PRE-APPROVAL POLICY. Our Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by our Audit Committee prior to completion of the audit.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by our Company and our subsidiaries for the last three fiscal years ended December 31, 2003, for services in all capacities for its Chief Executive Officer and the other executive officers of the Company who received a total annual salary, bonus or other compensation, which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

  NAME AND PRINCIPAL
  -------------------                              OTHER ANNUAL         SECURITIES UNDERLYING   ALL OTHER
       POSITION          YEAR   SALARY ($)       COMPENSATION ($)          OPTIONS/SAR(#)     COMPENSATION ($)
       --------          ----   ----------       ----------------          ---------------    ----------------
Samuel J. Russell,       2003      60,000                      --                         --                --
Chairman and Chief       2002          --                      --                         --                --
Executive Officer        2001          --                      --                         --                --

Barry Pardon,            2003     130,000                  15,546  (1)                    --             3,020  (2)
President                2002     130,000                   4,024  (1)                    --             2,980  (2)
                         2001     173,345                   6,000  (1)               100,000             1,849  (2)

David L. Watts,          2003     109,173                      --                         --             2,503  (2)
Chief Financial          2002     102,665                      --                         --             1,552  (2)
Officer and Secretary    2001      98,839                      --                         --             1,002  (2)

Edward L. McGrath,       2003     137,359                      --                         --                --
Vice President and       2002     111,252                      --                         --                --
General Manager          2001     116,191                      --                         --                --


----------------------
(1) Includes automobile and related expenses in the amount of $3,546 for 2003, $4,024 for 2002 and $6,000 for 2001, paid by us and a $12,000 bonus paid by Simclar Group in 2003.
(2) Includes Life insurance premiums in the amount of $420 for 2003 and $311 for 2002 and 2001, paid by us on behalf of Mr. Pardon and matching contributions made under the Company's 401(k) plan in the following amounts: $2,600 for 2003, $2,669 for 2002 and $1,538 for 2001
     contributed on behalf of Mr. Pardon and $2,053 for 2003, $1,552 for 2002 and $1,002 for 2001 contributed on behalf of Mr. Watts.

EMPLOYMENT CONTRACTS

         Mr. Pardon has a five year employment agreement with us through December 31, 2005, Mr. Pardon's employment agreement provides for the following:

         o base annual salary of $130,000 and performance bonus at the discretion of the CEO;
         o     automobile, travel and entertainment expenses;
         o termination may occur by (i) expiration of the term; (ii) death of Mr. Pardon; (iii) Mr. Pardon's disability; (iv) conviction of a crime, failure to carry out our policies, dishonest practice, conduct prejudicing our Company or breach of the employment agreement;
         o severance, which is per contract twelve months' salary, only paid upon death or termination without cause; and
         o non-competition for one year from termination; restrictions on Mr. Pardon calling upon our customers or suppliers, diverting our customers, services, or products, or disclosing any trade secrets.

OPTIONS

         On February 27, 1995, we granted non-qualified stock options to our directors, including Barry Pardon, our President, for 142,500 shares exercisable at $1.75 per share for five years. In April 1995, we granted a non-qualified stock option for 10,000 shares which vested immediately, to our general counsel at the same price and terms as the directors' options. On February 25, 2000, 145,000 of these options were exercised. We received cash payment of the par value and the balance in three-year promissory notes totaling $207,825 presented in the shareholders' equity section of the balance sheet, with interest at 6.19%. The notes, which were due in February 2003, were not repaid and, as a result, the related interest receivable was written off in 2002. The related shares were cancelled in 2003. There are no stock options outstanding from the 1995 grants.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         We did not award any Options/SAR Grants in the year ended December 31, 2003.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTIONS/SAR VALUES


                                                                    NUMBER OF
                                                                    SECURITIES           VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS/SARS        OPTIONS/SARS
                                                                  AT FY-END (#)        AT FY-END (#)
                          SHARES ACQUIRED    VALUE REALIZED        EXERCISABLE/        EXERCISABLE/
          NAME            ON EXERCISE (#)          ($)            UNEXERCISABLE        UNEXERCISABLE
          ----            ---------------          ---            -------------        -------------
Samuel J. Russell                0                  0                 0 / 0                  0

Barry Pardon                     0                  0                 0 / 0                  0

David L. Watts                15,000             $7,350               0 / 0                  0

Edward L. McGrath                0                  0                 0 / 0                  0


--------------------------

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth additional information as of April 16, 2004, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.


                                                                                                NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE
                                        NUMBER OF SECURITIES                                     FOR ISSUANCE UNDER
                                          TO BE ISSUED UPON           WEIGHTED-AVERAGE           EQUITY COMPENSATION
                                             EXERCISE OF              EXERCISE PRICE OF           PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        SECURITIES REFLECTED
                                         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS           IN COLUMN (A))
                                        ----------------------    --------------------------    ----------------------

Equity compensation plans approved                  0                           0                      0(1)
by security holders

Equity compensation plans not                       0                           0                      0(1)
approved by security holders

Total                                               0                           0                      0(1)


----------------
(1) We currently have no equity compensation plans in effect.

                       BOARD EXECUTIVE COMPENSATION REPORT

         We have no executive compensation committee. Compensation of our executive officers is considered by the entire Board of Directors. Only Barry Pardon, our President and a director, has an employment agreement with us.

         Executive compensation is structured to motivate management to create and sustain shareholder value. The Board attempts to accomplish this goal by:

         o aligning the interests of management and shareholders through stock ownership; and
         o seeking growth and performance of our Company by attracting, retaining and motivating talented executives and employees through competitive compensation.

THE STRUCTURE OF EXECUTIVE COMPENSATION

         The elements of executive compensation include:

         o     base pay; and
         o special awards in recognition of extraordinary efforts and achievements.

BASE PAY

         Base pay is determined by individual performance, position with and responsibilities to our Company. We also try to be competitive with salaries of companies in our industry in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger with greater financial resources than us.

RESPONSIBILITIES OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Samuel J. Russell, Chairman of the Board and Chief Executive Officer, and Barry Pardon, President and director, who have been affiliated with the Company for 3 years and 24 years, respectively, are chiefly responsible for our performance.

         Mr. Pardon has been one of the motivating forces behind our stability, implementing efficiency programs, expansion of products, services and customer base, and keeping us current with technological changes in the industry. He, together with Mr. Russell, direct our operations and continuously seek new areas of growth.

         The Board considers all these factors in evaluating the performance and setting the compensation of Mr. Pardon as President. The Board also considered the direction of our operations and the establishment and implementation of our business strategy. Mr. Pardon did not participate in decisions affecting his own compensation.

SPECIAL AWARDS

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements, as well as prospective contributions and services. Such awards may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. The extent to which we make awards in these situations is evaluated on a case by case basis.

                            SUBMITTED BY THE BOARD OF DIRECTORS

                   John Ian Durie                        Barry Pardon
                   Thomas C. Foggo                       Christina M. J. Russell
                   Kenneth Greenhalgh                    Samuel J. Russell

                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for us, the NASDAQ Market Index and the Electronic Components Industry Index. The cumulative total shareholder returns on our common stock was measured by dividing the difference between our share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in our common stock, in the NASDAQ Market Index and the Electronic Components Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS AMONG SIMCLAR, NASDAQ MARKET INDEX AND ELECTRONIC COMPONENTS INDUSTRY INDEX

                          [PERFORMANCE GRAPHIC OMITTED]

MEASUREMENT PERIOD
------------------

                                                           ELECTRONIC COMPONENTS
(FISCAL YEAR COVERED)   SIMCLAR, INC.      NASDAQ INDEX       INDUSTRY INDEX
                        -------------      ------------       --------------
                           $ 100.00           $ 100.00           $ 100.00

December 31, 1999          $ 101.29           $ 192.25           $ 178.38
December 31, 2000          $  53.87           $ 125.48           $ 137.99
December 31, 2001          $  39.79           $  94.24           $ 107.46
December 31, 2002          $  51.28           $  66.57           $  51.71
December 31, 2003          $  94.36           $ 101.75           $ 101.02

                                 CODE OF ETHICS

         We have adopted a code of conduct and ethics that applies to all employees, including our Chief Executive Officer and Chief Financial Officer. The code of conduct and ethics will be posted on our website at www.simclar.com by the date of the our annual meeting of shareholders, June 4, 2004, or shortly thereafter. Until that time, the code of conduct and ethics may be obtained free of charge by writing to Simclar, Inc., Attn: Chief Financial Officer, 2230 W. 77th Street, Hialeah, Florida, 33016.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of our officers and directors are officers and/or directors and/or consultants of Simclar Group, which owns approximately 73.4% of our voting stock, including, (1) Samuel J. Russell, managing director of Simclar International and 90% owner of Simclar Group, who is Chairman of the Board and Chief Executive Officer of our Company; (2) Christina Margaret Janet Russell, the wife of Samuel Russell and a Director of Simclar International and 10% owner of Simclar Group, who is a Director of our Company; (3) Thomas Foggo, senior partner of Skene Edwards, W.S., counsel to Simclar Group, who is a Director of our Company; (4) John Ian Durie, Finance Director of Simclar Group, who is a Director of our Company; and (5) Kenneth Greenhalgh, a management consultant to Simclar Group, who is a director of our Company.

         Simclar Group provides certain financial and administrative services to us under a service agreement. The amount of expenses covered under the service agreement totaled $347,000 in 2003.

         On August 30, 2002, our Board of Directors authorized a short term demand loan of $1,500,000 bearing interest at a rate based on the Bank of Scotland base rate plus 2% from us to Simclar Group. These funds were required to provide bridge financing to Simclar Group for its purchase of the assets of Fullarton Computers Industries. The Bank of Scotland approved of this loan.

         In June 2001, in connection with the sale to Simclar Group, we forgave stock option notes and related accrued interest totaling $207,825 from certain of our current and former officers and directors. The balances of these notes, which were due in February 2003, were not repaid and, as a result, the related interest receivable was written off as of December 31, 2002. The related shares were cancelled in 2003. See "Executive Compensation -- Options."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the names and beneficial ownership of our equity securities for our directors, individually itemized, and for directors and executive officers as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known by us to beneficially own more than 5% of our voting securities as of April 16, 2004.


                                                                                 SIMCLAR
         NAME(1)                           POSITION                            COMMON STOCK(2)      %(3)
         -------                           --------                            ---------------      ----
Simclar Group Limited                  Parent                                    4,745,120(4)       73.4

Samuel J. Russell                      Chairman and CEO                          4,745,120(4)       73.4

Barry Pardon                           President & Director                         62,133           *

David L. Watts                         Chief Financial Officer                      15,500           *

Edward L. McGrath                      V.P. and General Manager                          0           *

John Ian Durie                         Director                                     10,000           *

Christina M. J. Russell                Director                                  4,745,120(4)       73.4

Thomas Foggo                           Director                                          0           *

Kenneth Greenhalgh                     Director                                          0           *


All directors and executive                                                      4,832,753(4)       74.7
officers of Simclar as a group (8
persons)


------------------
 * Represent beneficial ownership of less than 1% of our outstanding common stock.
(1) The address for Simclar Group Limited and John Ian Durie is Pitreavie Business Park, Dunfermline, Fife KY11 5PU, Scotland, United Kingdom. The address for Thomas Foggo is c/o Skene Edwards, 5 Albyn Place, Edinburgh EH2 4NJ, Scotland, United Kingdom. The address for Kenneth Greenhalgh is c/o OPT Limited, 21 Riverside Road, Wormit, Fife, DD6 8LP, Scotland, United Kingdom. The address for Messrs. Russell, Pardon, Watts and Mrs. Russell is c/o Simclar, Inc., 2230 West 77th Street, Hialeah, FL 33016.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.
(3)    Based on 6,465,345 shares outstanding as of April 16, 2004.
(4) Mr. and Mrs. Russell are deemed to be the beneficial owner of all Simclar Group's ownership of our Company since they own 100% of the shares of Simclar Group.

             SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(b) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the NASDAQ Stock Market and our Company, indicating their ownership of our common stock and any changes in their beneficial ownership of their common stock ownership interest. The rules of the SEC require that we disclose failed or late filings of reports of our stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports by the reporting persons were filed on a timely basis except for one From 3 filed on behalf of David L. Watts on October 17, 2003.

                                                                      APPENDIX A

                                  SIMCLAR, INC.

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

                          As amended on March 25, 2004

PURPOSE

         The purpose of the Audit Committee (the "Committee") of the Board of Directors of Simclar, Inc. (the "Company") is to oversee the accounting and financial reporting processes and the audits of the financial statements of the Company.

RESPONSIBILITIES

         In its capacity as a committee of the Board, the Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

         The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in
Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 (the "Exchange Act") that are approved by the Audit Committee prior to completion of the audit.

         The Committee is also appointed by the Board to assist the Board in, among other things:

         1. monitoring the integrity of the financial statements of the Company;

         2. requiring that the independent auditor submits on a periodic basis, but at least annually, to the Committee a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the Board take, appropriate action to oversee the independence of the auditor;

         3.    establishing procedures for:

               a. the receipt, retention, and treatment of complaints by the listed issuer regarding accounting, internal accounting controls, or auditing matters, and

               b. the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters;

         4. making such reports as are required by the Securities and Exchange Commission (the "SEC");

         5.    reviewing and approving all related party transactions; and

         6. reviewing and assessing the adequacy of this charter, at least annually.

COMPOSITION

         The Audit Committee shall consist of at least three Directors, each of whom must:

         1.    be independent under Rule 4200(a)(15);

         2. meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and the Rule 10A-3(b)(1) promulgated thereunder;

         3. not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years; and

         4. be able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement.

         The members of the Committee shall be appointed by the Board and shall serve until their successors are appointed and qualified. Committee members may be replaced by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by a majority vote of the Committee membership. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member must be a financial expert as defined by Regulation S-K, Item 401(h)(2).

         The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

MEETINGS

         The Committee shall meet four times per year or more frequently as circumstances require. The Committee may require any officer or employee of the Company or the Company's inside or outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall keep written minutes of its meetings (which may, if needed to protect privilege, be confidential), and make regular reports to the Board. The Committee may not, however, knowingly cause the Company's counsel to make any disclosure in a manner that would cause a loss of the attorney-client privilege or a waiver of the work product doctrine.

AUTHORITY

         The Committee shall have all authority necessary to carry out its responsibilities, function, and processes under this charter. The Committee shall also have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

         The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of:

         1. compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

         2. compensation to any advisers employed by the Committee pursuant to authority granted by this charter; and

         3. ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

PROCESSES AND FUNCTIONS

         In fulfilling its responsibilities and in the exercise of its authority, the Committee shall also:

         QUARTERLY
         ---------

         1. Review with management and the independent auditor the financial statement review completed by the independent auditor prior to the release of quarterly earnings.

         2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q with the SEC, including issues concerning significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management.

         3. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         4. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control.

         ANNUALLY
         --------

         1. Review and discuss the Company's annual audited financial statements with management and the independent auditor, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and approve or recommend to the Board for approval whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

         2. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Discuss with the independent auditor the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communications With Audit Committees, as amended ("SAS 61"), relating to the conduct of the audit.

         4. Review and discuss reports from the independent auditors submitted to the Committee under Section 10A(k) of the Exchange Act, which reports shall include:

               a.    all critical accounting policies and practices to be used;

               b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

               c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         5. Prepare and review the Audit Committee Report, for inclusion in the Company's annual proxy statement. The Audit Committee Report shall state whether the Audit Committee has:

               a. reviewed and discussed the audited consolidated financial statements with management;

               b. discussed with the independent auditor the matters required to be discussed by SAS 61, as amended;

               c. has received the written disclosures and statement from the independent auditor required by Independence Standards Board Standard 1, as amended, and has discussed with the auditor the independence of the auditor; and

               d. has recommended to the Board of Directors, based on the Committee's review and discussion of items a. through c. above, that the Company's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         6. Provide the Board with such individual information and assurances as are reasonably necessary to assure that each member is an independent director.

         7. Review with the Company's inside general counsel (if applicable) and principal outside counsel those legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         8. Meet with the independent auditor and management of the Company prior to the conduct of the annual financial statement audit to review the planning and staffing of the audit.

         9. Review with the outside auditor any problems or difficulties the auditor may have encountered during the course of the audit. Such review should include:

               a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

               b.    any changes required in the planned scope of any audit; and

               c. an assessment of the accounting function, including the internal audit department, if one exists, and its and their responsibilities, budget and staffing.

         10. Review any management letter provided by the outside auditor, and the Company's response to that letter.

         11. Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

         12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         13. Obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

         14. Review such other matters in relation to the financial affairs of the Company and its internal and external audits as the Board of Directors or the Committee considers appropriate.

         15. Meet at least annually with the chief financial officer, any senior internal auditing executive, and the outside auditor in separate executive sessions.

         16. Review and reassess the adequacy of this Committee's charter on an annual basis and recommend proposed changes to the Board of Directors for approval.

         While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility to prepare financial statements that are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The independent auditor is responsible for planning and conducting and audit of the Company's financial statements.